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                                                                     EXHIBIT 3.1

                 COMPOSITE RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               KAYDON CORPORATION


         FIRST: The name of the Corporation is KAYDON CORPORATION.


         SECOND: The Corporation's registered office in the State of Delaware is at 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.


         THIRD: The nature of the business and the objects of purposes to be conducted or promoted by the Corporation are to engage in any part of the world in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


         FOURTH: CAPITAL STOCK

                                       A.

         The total number of shares of stock which the Corporation shall have authority to issue is one hundred million (100,000,000), of which ninety eight million (98,000,000) shall be Common Stock, par value $.10 per share and two million (2,000,000) shall be Preferred Stock, par value $.10 per share.

         Shares of capital stock of the Corporation may be issued for such consideration, not less than par value thereof, as shall be fixed from time to time by the Board of Directors, and shares issued for such consideration shall be fully paid and non-assessable.

                                       B.

         The following is a statement of the powers, preferences and rights and the qualifications, restrictions and limitations of the Common Stock of the
Corporation:

         1. Dividends. Subject to the preferences and other rights of the Preferred Stock as fixed in this Certificate of Incorporation or in the resolution or resolutions of the Board of Directors providing for the issue of such Preferred Stock pursuant to paragraph C of this Article FOURTH, the holders of record of Common Stock shall be entitled to receive ratably such dividends as may from time to time be declared by the Board of Directors out of funds legally available therefor.


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         2. Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, voluntary or involuntary, after payment to the holders of Preferred Stock of the amounts to which they are entitled under this Certificate of Incorporation or in the resolution or resolutions of the Board of Directors providing for the issue of such Preferred Stock pursuant to paragraph C of this Article FOURTH, the assets of the Corporation available to stockholders shall be distributed equally per share to the holders of Common Stock.

         3. Voting Rights. The holders of shares of Common Stock shall be entitled to one vote in respect of each share held.

                                       C.

                  The Board of Directors is expressly vested with authority to issue Preferred Stock from time to time in one or more series of such rank and with such distinctive serial designations as may be stated or expressed in the resolution or resolutions of the Board of Directors providing for the issue of such stock, and in such resolution or resolutions providing for the issue of shares of each particular series. The Board of Directors is also expressly vested with authority to fix the number of shares constituting such series and to fix:

                  (1) the rate and times at which, and the conditions under which, dividends shall be payable on shares of such series, and the status of such dividends as cumulative or noncumulative and as participating or non-participating;

                  (2) the price or prices, times and terms and conditions, if any, upon which or at which shares of such series shall be subject to redemption;

                  (3) the rights, if any, of holders of shares of such series to convert such shares into, or to exchange such shares for, shares of other classes of stock, or series thereof, of the Corporation and the terms and conditions of such conversion or exchange;

                  (4) the terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of such series;

                  (5) the rights of the holders of shares of such series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation;

                  (6) the limitations, if any, applicable while such series is outstanding, on the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for the purchase of Common Stock;

                  (7) the full or limited voting rights, if any, to be provided for shares of such series; and


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                  (8) any other designations, preferences and relative,
         participating, optional or other such special rights, and qualifications, limitations or restrictions thereof, of shares of such series;

in each case, so far as not inconsistent with the provisions of this Certificate of Incorporation, as amended to the date of such resolution or resolutions, and to the full extent now or hereafter permitted by the laws of the State of Delaware. All shares of Preferred Stock shall be identical and of equal rank except as otherwise provided in this Certificate of Incorporation or as may be fixed by the Board of Directors as provided above; provided, however, that all shares of each series shall be identical and of equal rank except as to the times from which cumulative dividends, if any, thereon shall be cumulative. The amount of the authorized Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the shares of stock of the Corporation entitled to vote, without any requirement that such increase or decrease be approved by a class vote on the part of the Preferred Stock or any series thereof, or on the part of any other class of stock of the Corporation, except as may be otherwise provided in this Certificate of Incorporation or in the above-mentioned resolution or resolutions fixing the voting rights of any series of the Preferred Stock.

         The Board of Directors is also expressly vested with authority to amend any of the provisions of any resolution or resolutions providing for the issue of any series of Preferred Stock, subject to any class voting rights of the holders of any series of Preferred Stock contained in this Certificate of Incorporation or in the resolution or resolutions providing for the issue of such series and subject to the requirements of the laws of the State of Delaware.

                                       D.

         Upon the filing with the Secretary of State of the State of Delaware of this Restated Certificate of Incorporation of the Corporation, the 6,400,000 shares of Class A Stock, par value $.10 per share, of the Corporation outstanding immediately prior to such filing, and the 1,590,000 million shares of Class B Stock, par value $.10 per share, of the Corporation outstanding immediately prior to such filing shall, without any action on the part of the holder thereof, automatically become and be classified into 6,596,245 shares and 1,590,000 shares, respectively, of Common Stock, par value $.10 per share, of the Corporation, resulting in 8,186,245 shares of Common Stock, par value $.10 per share, of the Corporation, being outstanding.


         FIFTH: The name and mailing address of the incorporator is as follows:

                  James A. Kiernan III
                  Debevoise & Plimpton
                  875 Third Avenue
                  New York, New York 10022



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         SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

                  (a) The number of directors of the Corporation shall be fixed, and may be altered from time to time, in the manner provided in the By-Laws, and vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled, and directors may be removed, as provided in the By-Laws.

                  (b) The election of directors may be conducted in any manner approved by the stockholders at the time when the election is held and need not be by ballot.

                  (c) All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Certificate of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.

                  (d) The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws of the Corporation, except to the extent that the By-Laws otherwise provide.


         SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the Stockholders herein are granted subject to this reservation.


         EIGHTH: DIRECTORS LIABILITY AND INDEMNIFICATION

                  (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of director's duty of loyalty to the Corporation of its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware or any other applicable law, is amended to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, or any other applicable law, as so amended. Any repeal or modification of this Section (a) by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         (b)(1) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding") by reason of the fact that he or she or a person of

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whom he or she is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, or any other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators: provided however, that except as provided in paragraph (2) of this Section (b) with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to such indemnification conferred in this Section (b) shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition: provided however, that if the General Corporation Law of the State of Delaware, or any other applicable law, requires the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, payment shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section (b) or otherwise.

         (2) If a claim under paragraph (1) of this Section (b) is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in the defending any proceeding in advance of its final disposition where the required undertaking, if any is required has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware or any other applicable law for the Corporation to indemnify the claimant for the amount claimed but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, stockholders or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, or any other


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applicable law, nor an actual determination by the Corporation (including its
Board of Directors, stockholders or independent legal counsel) that the claimant has not met such applicable standard of conduct shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         (3) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section (b) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         (4) The Corporation may maintain insurance, at its expense, to protect itself and any directors, officers, employees or agents of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware, or any other applicable law.

         (5) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition to any employee or agent of the Corporation to the fullest extent of the provisions of this Section (b) with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

         (6) Any repeal or modification of this Section (b) by the stockholders of the Corporation shall not adversely affect any right or protection of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification.




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